Exhibit 99.1

     Merrill Lynch Reports First Quarter 2005 Net Earnings of $1.2 Billion;
                      Diluted Earnings Per Share of $1.21;

               Announces New $4 Billion Share Repurchase Program;

               Raises Quarterly Dividend Per Common Share by 25%

    NEW YORK--(BUSINESS WIRE)--April 19, 2005--Merrill Lynch (NYSE:
MER) today reported quarterly net earnings of $1.21 billion, down 3% from the record earnings of $1.25 billion in the 2004 first quarter but up 2% from the fourth quarter. Earnings per diluted share were $1.21, unchanged from the year-ago quarter. First quarter net revenues were $6.2 billion, up 3% from the first quarter of 2004 and up 6% from the fourth quarter, and the highest the firm has generated since the first quarter of 2001. The first quarter pre-tax profit margin was 26.8%, and the annualized return on average common equity was 15.5%.

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    "We are very pleased with our performance in the quarter," said
Stan O'Neal, chairman and chief executive officer of Merrill Lynch. "We posted solid revenue growth over the strong performance in the previous quarter, and, despite increasingly challenging market conditions in March, we produced net earnings of more than $1 billion again this quarter.

    "We are executing well against our plans to deliver meaningful top line growth by building out key asset classes in our institutional business, including mortgages, principal investing, cash equities, commodities, and investment banking. In our Wealth Management businesses, we continue to experience strong net inflows into annuitized private client products and strong investment performance in our managed-money products. While we are mindful of the increasingly challenging operating environment, we will continue to invest to grow our business while maintaining strong operating discipline."

    Business Segment Review:


    Global Markets and Investment Banking (GMI)
    -------------------------------------------


    GMI demonstrated the benefits of its more diversified sources of revenue and strong client relationships during the quarter. After a solid fourth quarter, GMI generated strong sequential increases in first quarter net revenues despite more challenging market conditions in March. In Global Markets, Debt Markets posted its highest-ever quarterly net revenues, and Equity Markets generated its strongest net revenues in the last 15 quarters.

    -- GMI's first quarter net revenues were $3.3 billion, up 3% from the year-ago quarter and 13% from the fourth quarter. This represented the segment's highest net revenues since the 2000 second quarter. GMI's first quarter pre-tax earnings of $1.1 billion were essentially unchanged from the year-ago quarter, and its pre-tax margin was 33.9%.

    -- Global Markets net revenues increased 4% from the 2004 first quarter and 27% from the fourth quarter. Compared with the prior-year period, Debt Markets net revenues increased 2%, driven higher by revenues from Global Principal Investments and Secured Finance, credit products, and the contribution of the newly acquired commodities trading business. These results were partially offset by lower revenues in trading interest rate products. Sequentially, Debt Markets net revenues increased 32% as Global Principal Investments and Secured Finance and the trading of interest rate and credit products posted strong gains. Equity Markets net revenues increased 7% from the prior year quarter and 20% from the fourth quarter, despite increasingly challenging market conditions in March. Year-on-year, the increase was driven by growth in prime brokerage and equity derivatives revenues, partially offset by lower cash equity trading revenues. Sequentially, the increase in Equity Markets net revenues was driven primarily by strong performance in equity derivatives, particularly in Europe and Asia.

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    --  Investment Banking first quarter net revenues were essentially unchanged compared with the year-ago quarter but declined 22% sequentially, attributable to a particularly strong fourth quarter for mergers and acquisitions and equity underwriting. Merrill Lynch continued its fourth quarter momentum with first quarter gains in market share in global equity and equity-linked origination and announced mergers and acquisitions, where it ranked #1 and #3, respectively.


    Global Private Client (GPC)
    ---------------------------


    GPC maintained its strong performance in the first quarter of 2005, despite a decline in transactional activity as the quarter progressed. The depth and breadth of GPC's product platform gives its Financial Advisors (FAs) more opportunities to meet their clients' needs for investment, credit and banking products. This advantage was reflected in strong net asset flows into annuitized products and strong net new money during the quarter.

    -- GPC's first quarter net revenues were $2.6 billion, up 3% from the year-ago quarter, and pre-tax earnings of $510 million were essentially unchanged year-on-year. Higher asset values and annuitized net asset inflows drove fee-based revenues to a quarterly record, while more challenging equity market conditions resulted in lower transactional and origination revenues during the quarter. GPC's pre-tax margin was 19.7%. Compared with the 2004 first quarter, non-interest expenses were higher primarily due to increased compensation costs resulting from growth in FA headcount, as well as additional costs related to the roll-out of the Wealth Management Technology Platform.

    -- Total assets in GPC accounts increased 4% from the year-ago quarter, to $1.3 trillion. Net new annuitized assets for the quarter reached $13.5 billion, the highest quarterly net inflows since GPC began tracking this metric. Total net new money was $10.9 billion, the highest net inflows in 13 quarters.

    -- At the end of the first quarter, FA headcount was 14,100 worldwide.


    Merrill Lynch Investment Managers (MLIM)
    ----------------------------------------


    MLIM continued to leverage its strong investment performance to grow the distribution of its products, while maintaining an efficient operating platform. MLIM generated strong net inflows from its European third-party retail distribution efforts, driven in part by record sales of the Merrill Lynch International Fund product range.

    -- MLIM's net revenues were $414 million, up 3% from the 2004 first quarter, driven principally by higher average asset values, and first quarter pre-tax earnings were $127 million, up 18% from the year-ago quarter. MLIM's pre-tax margin was 30.7%.

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    --  MLIM's relative investment performance continued to be strong, with more than 70% of global assets under management ahead of their respective benchmarks or medians for the one-, three- and five-year periods ended February 2005.

    -- Firmwide, assets under management totaled $479 billion at the end of the first quarter of 2005, down 7% from the year-ago quarter. Outflows were concentrated in institutional liquidity products, resulting from increases in short-term interest rates. These were partially offset by net inflows of longer-term assets from increased distribution through European third-party retail channels, which are higher margin. Outflows in the U.K. institutional business continued to decline.


    Compensation Expenses
    ---------------------


    Compensation and benefits expenses were $3.1 billion, or 49.6% of net revenues for the first quarter of 2005, compared to 50.3% in the year-ago quarter.


    Non-compensation Expenses
    -------------------------


    Overall, non-compensation costs, including $85 million of expenses related to consolidated investments, were $1.47 billion in the first quarter of 2005, up $144 million from the year-ago quarter. Excluding expenses related to consolidated investments, non-compensation expenses were $1.38 billion, or up $101 million, running in line with targeted levels.

    Details of the significant changes in non-compensation costs, excluding expenses related to consolidated investments, from the first quarter of 2004 are as follows:

    -- communications and technology costs were $396 million, up 16%. This increase is primarily due to higher systems consulting costs related to investments for growth, and higher expenses related to the roll-out of Wealth Management Technology
        Platform in GPC; and

    -- brokerage, clearing, and exchange fees were $219 million, up 18%, due in part to higher transaction volumes.


    Income Taxes
    ------------


    Merrill Lynch's year-to-date effective tax rate was 27.4%, up from the 2004 full-year rate of 24%. The 2004 effective tax rate reflected the utilization of remaining Japanese tax loss carry-forwards. The first quarter 2005 effective tax rate included a net benefit related to settlements with various taxing authorities.


    Staffing
    --------


    Merrill Lynch's full-time employees totaled 50,900 at the end of the first quarter of 2005, a net increase of 300 during the quarter.


    Share Repurchase Program
    ------------------------


    As part of its active management of equity capital, Merrill Lynch repurchased 17.3 million shares of its common stock during the first quarter at an average price of $59.52 per share, completing the $2 billion program authorized in July 2004. The Board of Directors has authorized the repurchase of an additional $4 billion of Merrill Lynch's outstanding common shares.

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    Dividend on Common Shares
    -------------------------


    The Board of Directors has declared a 25% increase in the regular quarterly dividend to 20 cents per common share, payable May 25, 2005, to shareholders of record on May 6, 2005.

    Ahmass Fakahany, vice chairman and chief administrative officer, and Jeff Edwards, senior vice president and chief financial officer, will host a conference call today at 10:00 a.m. ET to discuss the company's 2005 first quarter results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.ir.ml.com or by dialing (888) 810-0245 (U.S. callers) or (706) 634-0180 (non-U.S. callers). On-demand replay of the webcast will be available from approximately 1:00 p.m. ET today at the same web address.

    Merrill Lynch is one of the world's leading financial management and advisory companies with offices in 36 countries and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global underwriter of debt and equity securities and strategic advisor to corporations, governments, institutions, and individuals worldwide. Through Merrill Lynch Investment Managers, the company is one of the world's largest managers of financial assets. Firmwide, assets under management total $479 billion. For more information on Merrill Lynch, please visit www.ml.com.

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    Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, investment banking backlog, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future performance, which are inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other risks detailed in Merrill Lynch's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC's website, www.sec.gov.
    Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. Readers should, however, consult any further disclosures Merrill Lynch may make in its reports on Form 10-K, Form 10-Q and Form 8-K.

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